  EXHIBIT 99.2

Global Digital Solutions Inc. to Acquire HarmAlarm:  System Seeks to Offer the Aviation Industry Enhanced Automatic Safety Features for Pilots

West Palm Beach, FL, October 17, 2018-- Global Digital Solutions, Inc. (OTC:GDSI), a company that is positioning itself as a leader in comprehensive security and technology solutions, has announced it has initiated a Letter of Intent to acquire all of the common stock of HarmAlarm, a company specializing in patented Aviation Technology.

The companies have agreed on a strategic plan in which HarmAlarm would be acquired by GDSI to license the patent protected Precision Approach Landing System (PALS) to the general aviation industry encompassing major Aircraft manufactures globally. Upon completion of the acquisition, GDSI will form a new subsidiary, GDSI Aviation Services, led by Gary Ball.

William J. Delgado, GDSI’s CEO, commented “HarmAlarm, and specifically Gary Ball, have been major innovators of aviation technology for the past twenty years. This technology is groundbreaking as the Aviation Industry transitions to the 21st century. I am excited to work with the HA team in deploying this technology”.

Gary Ball, the inventor of PALS, added “The patent protected PALS system reduces the workload of the pilot and provides automation to the flight deck and has the potential to accomplish exactly what mandates requested by both the National Transportation Safety Board and the FAA”.

About Global Digital Solutions, Inc.

Global Digital Solutions, Inc. (OTC:GDSI), a company that is positioning itself as a leader in comprehensive security and technology solutions, continues to enhance shareholder value in these areas. In addition to our acquisition strategy, the Company has initiated a lawsuit for damages against Grupo Rontan Metalurgica, S. A, (“Rontan”) and that company’s controlling shareholders, Joao Alberto Bolzan and Jose Carlos Bolzan. The Company has engaged the law firm of Boies Schiller Flexner LLP to represent it in this action. The case will be handled by William Isaacson of the firm’s Washington office and Carlos Sires of the firm’s Fort Lauderdale office (Their professional profiles are available at https://bsfllp.com/lawyers.). The action has been filed in the United States District Court for the Southern District of Florida. The complaint alleges that “Rontan is wholly-owned by Joao Bolzan and Jose Bolzan. It is one of the world’s largest manufacturers of original equipment for specialty vehicles for emergency management, first responders, national security, and law enforcement operations. The company also acquired NACSV, a supplier of Mobile Command Centers to Military, Law Enforcement, and First Responders. For more information about GDSI, visit http://www.gdsi.co.

About Harm Alarm and Gary Ball

Gary Ball received his formal education from California State University at Long Beach, a BSEE and an MSEE. Mr. Ball’s long career in Aerospace has included design engineering, line management and senior business development positions at Ford Aeronutronic, Northrop and Hughes Aircraft. At HAC, Mr. Ball took the program lead on the acquisition of The Thermal Imaging Navigation Set (TINS) for the USN F-18. Upon award of the contract, Mr. Ball was asked to investigate the potential commercial applications of TINS. This effort was designated CLAS, standing for Commercial Landing Aid System that eventually evolved into Enhanced Vision System. Gulfstream received a Type Certification from the FAA in 2000 for this system. EVS was acquired by GAC under a previous License Agreement from Infrared Systems International (ISI), the manufacturer for many years. Gary Ball remained CEO of ISI until it was sold.

Mr. Ball formed HarmAlarm in 2002 as a private Texas company to pursue Infrared commercial applications as a restricted “dual use” of Infrared technology, a US Government restricted technology. HarmAlarm’s efforts included medical applications (exports to Taiwan), Physical Security applications, “Green Initiatives” as well as aviation. This last effort was the genesis of PALS. Mr. Ball’s long history on EVS provided the insight into PALS. PALS will satisfy the present need for an affordable, robust, precision low visibility landing aid for general aviation. The precision and robustness of PALS has generated a host of new applications mainly through “landing trajectory” optimization which provides additional safety margin against weather related hazardous conditions, like wind shear, wake turbulence, icing, as well as low ceilings and fog.

Forward Looking Statements

This press release contains “forward-looking statements.” The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control and could cause the Company’s results to differ materially from those described. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements include statements regarding moving forward with executing the Company’s global growth strategy. The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Important factors that could cause such differences include but are not limited to the Risk Factors and other information set forth in the Company’s Annual Report on Form 10-K filed on March 30, 2015, and in our other filings with the U.S. Securities and Exchange Commission.

Contact:
William Delgado
561-515-6198
info@gdsi.co

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